                        WARRANT TO PURCHASE COMMON STOCK

GRANT DATE: Effective as of October 15, 1996                     300,000 Shares



                               ALPHA MICROSYSTEMS
                               ------------------

          In consideration of Two Hundred Dollars ($200.00) and other value received, ALPHA MICROSYSTEMS, a California corporation (the "Company"), grants to DOMINICK & DOMINICK INCORPORATED or permitted transferees or assigns (the "Holder") the right, subject to the terms of this Warrant, to purchase at any time and from time to time during the period commencing immediately upon the approval of the Letter Agreement between Company and Dominick & Dominick dated October 15, 1996 by the Company's Board of Directors, and ending on 5:00 p.m. New York City Time on August 15, 2001, unless extended or terminated as provided herein (the "Expiration Date"), up to 300,000 shares of Common Stock (the "Shares") at $3.00 per share (the "Basic Exercise Price). The Basic Exercise Price and the number of shares of Common Stock that may be purchased are subject to adjustment under the terms of this Warrant.

                                    SECTION 1
                                    ---------

                                   DEFINITIONS
                                   -----------

          As used in this Warrant, unless the context otherwise requires:

          1.1 "Basic Exercise Price" means the price at which each share of Common Stock may be purchased upon exercise of this Warrant as stated in the first sentence of this Warrant.

          1.2 "Blue Sky Application" means an application or other document filed pursuant to a Blue Sky Law to register, qualify or obtain an exemption for any offer or sale by or for the account of the Holder of all or part of this Warrant or any of the Shares.

          1.3 "Blue Sky Law" means the laws and regulations of any state or other jurisdiction applicable to any sale by or for the account of the Holder of all or part of this Warrant or any of the Shares.

          1.4 "Common Stock" means the Common Stock (no par value) of the Company existing on the Grant Date and for purposes of Sections 7.1(a) through
(e) also has the meaning set forth in Section 7.1(g).

          1.5 "Exercise Date" means any date when this Warrant is exercised, in whole or in part, in the manner indicated in Sections 2.1 and 2.2.




                                  Exhibit 4.6

          1.6 "Exercise Price" means the Basic Exercise Price; provided, however, that if an adjustment is required under Section 7 of this Warrant, then the "Exercise Price" means, after each such adjustment, the price at which each Share may be purchased upon exercise of this Warrant immediately after the last such adjustment.

          1.7 "Expiration Date" means the Expiration Date indicated on the first page of this Warrant.

          1.8 "Grant Date" means the date this Warrant was first granted as stated at the beginning of this Warrant.

          1.9 "Prospectus" means a preliminary prospectus or final prospectus (including any supplement) or any offering circular or similar offering document, included in a Registration Statement.

          1.10 "Registrable Securities" means Shares of Common Stock issued upon the exercise of the Warrant.

          1.11 "Registration Statement" means a Registration or Offering Statement, a pre-effective or post-effective amendment to a Registration Statement or other document proposed for filing or filed by the Company under the Securities Act which is or would be available under applicable laws, rules and regulations to register for a public offering or sale any shares of Common Stock. The term "Registration Statement" shall not apply to any registration statement relating to the sale of securities to participants in a Company stock or option plan or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities (as defined in Section 1.10 above).

          1.11 "Securities Act" means the Securities Act of 1933, as amended from time to time, and all rules and regulations promulgated thereunder, or any act, rules or regulations which replace the Securities Act or any such rules and regulations.

          1.12 "Warrant" means this Warrant.

                                    SECTION 2
                                    ---------

                        DURATION AND EXERCISE OF WARRANT
                        --------------------------------

          2.1 Exercise Period. The Warrants may be exercised at any time after the Grant Date and on or before the Expiration Date. After the Expiration Date this Warrant shall become void, and all rights to purchase Shares hereunder shall thereupon cease.

          2.2 Method of Exercise. This Warrant may be exercised by the Holder, in whole or in part, by (i) surrendering this Warrant to the Company, and (ii) tendering to the Company payment of the Exercise Price for the Shares for which exercise is made. Upon proper exercise, the Holder shall be deemed to be the holder of record of the Shares for which exercise is


                                  Exhibit 4.6
made, even though the transfer or register books of the Company may then be closed or certificates representing such Shares may not then be actually delivered to the Holder.

          2.3 Certificates. Within a reasonable time but no more than twenty
(20) days after exercise, certificates for the shares of Common Stock comprising such Shares shall be delivered to the Holder and, unless this Warrant has expired, a Related Warrant representing the number of Shares, if any, with respect to which this Warrant shall not have been exercised shall be issued to the Holder.

          2.4 Taxes. The Company covenants and agrees that it will pay when due and payable any and all taxes which may be payable in connection with the issuance of this Warrant, or the issuance of any Shares upon the exercise of this Warrant. The Company shall not, however, be required to pay any tax which may be payable in respect of any subsequent transfer of this Warrant or of the Shares.

                                    SECTION 3
                                    ---------

                       VALIDITY AND RESERVATIONS OF SHARES
                       -----------------------------------

          The Company covenants that this Warrant and all Shares of Common Stock issued upon exercise of this Warrant will be validly issued, fully paid, nonassessable and free of pre-emptive rights.

                                    SECTION 4
                                    ---------

                                FRACTIONAL SHARES
                                -----------------

          No fractional Shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a Share otherwise issuable upon any such exercise, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the Exercise Price.

                                    SECTION 5
                                    ---------

                      LIMITED RIGHTS OF THE WARRANT HOLDER
                      ------------------------------------

          The Holder shall not, solely by virtue of being the Holder of this Warrant, have any of the rights of a holder of Common Stock of the Company, either at law or equity, until such Warrant shall have been exercised and the Holder shall be deemed to be the holder of record of Shares as provided in this Warrant.

                                    SECTION 6
                                    ---------

                      EXCHANGE, TRANSFER OR LOSS OF WARRANT
                      -------------------------------------

          6.1 Exchange. This Warrant is exchangeable, without expense to the Holder and upon surrender hereof to the Company, for Warrants of different denominations entitling the


                                  Exhibit 4.6

Holder to purchase Shares equal in total number and identical in type to the Shares covered by this Warrant.

          6.2 Transfer. Subject to the provisions of Section 10, upon surrender of this Warrant to the Company with assignment duly executed and the tender of funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant to the assignee named in such Assignment Form, and this Warrant shall be canceled concurrent with such issuance.

          6.3 Loss, Theft, Destruction or Mutilation. Upon receipt by the Company of satisfactory evidence of the loss, theft, destruction or mutilation of this Warrant and either (in the case of loss, theft or destruction) reasonable indemnification or (in the case of mutilation) the surrender of this Warrant for cancellation, the Company will execute and deliver to the Holder, without charge, a new Warrant of like denomination. Any such new Warrant executed and delivered shall constitute an additional obligation of the Company, whether or not this Warrant, reportedly lost, stolen, destroyed or mutilated, shall be at any time enforceable by anyone.

                                    SECTION 7
                                    ---------

         ANTI-DILUTION ADJUSTMENT OF NUMBER OF SHARES AND EXERCISE PRICE
         ---------------------------------------------------------------

          7.1 Adjustment of Exercise Price. If any of the following events shall occur at any time or from time to time prior to the exercise in full or expiration of this Warrant, the following adjustments shall be made in the Exercise Price, with the exception hereinafter provided:

               (a) Recapitalization. In case the Company effects a subdivision, combination, reclassification or other recapitalization of its outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, the Exercise Price in effect immediately after such subdivision, combination, reclassification or other recapitalization shall be proportionately decreased or increased, as the case may be.

               (b) Dividend Other Than in Cash. If the Company shall declare a dividend on its Common Stock payable in stock or other securities of the Company or of any other corporation, or in property or otherwise than in cash, or the functional equivalent thereof, to the holders of its Common Stock, the Holder shall, without additional cost, be entitled to receive upon the exercise of this Warrant, in addition to the Shares to which such Holder is otherwise entitled upon such exercise, the number of shares of stock or other securities or property which such Holder would have been entitled to receive if such Holder had been a holder, on the record date for such dividend, of the number of shares of Common Stock so purchased under this Warrant.

               (c) Merger or Consolidation - No Change in Control. In case of any merger, consolidation or reorganization of the Company with or into one or more corporations which results in holders of the Company's Common Stock immediately prior to such event owning a majority of the voting securities of the surviving corporation immediately following such


                                  Exhibit 4.6
event, and as a result of which holders of the Company's Common Stock receive other stock, securities or property in lieu of or in addition to, but on account of, their Common Stock, the Holder, upon the exercise of this Warrant after the record date for determination of shareholders entitled thereto, shall receive, in lieu of or in addition to the Shares, the proportionate shares of all stock, or other securities (appropriately adjusted for any subsequent events of the issuer of such stock or securities which are of the kind which would cause adjustment of the Exercise Price hereunder) or other property issued, paid or delivered for or on all of the Common Stock of the Company as would have been allowable to the Shares so purchased under this Warrant had this Warrant been exercised immediately prior to said record date.

               (d) Merger of Consolidation - Change in Control. In case of any merger, consolidation or reorganization of the Company with or into one or more other corporations, which results in the holders of the Company's Common Stock immediately prior to such event owning less than a majority interest of the voting securities of the surviving corporation immediately following such event, or in the case of any sale, lease, transfer or conveyance to another corporation of all or substantially all the assets of the Company or proposed liquidation of the Company, then in either such event the Holder shall be given notice of such proposed action at approximately the same time and in substantially the same manner as the holders of the Company's Common Stock. The Holder may attend the meeting of the Company's shareholders at which such action is considered and voted upon. If the proposed action is approved according to applicable law by the shareholders of all corporations or other entities which are parties to the proposed action, the Holder shall be so notified in writing by the Company by registered or certified mail, and thereupon, notwithstanding the period of exercisability stated on the face of this Warrant, this Warrant shall automatically become immediately exercisable and become forever null and void to the extent not exercised on or before 5:00 P.M., California time, on the tenth
(10th) business day following the delivery of such notice.

               (e) Minimum Adjustment Not Required. Anything in this Section 7.1 to the contrary notwithstanding, the Company shall not be required, except as hereinafter provided, to make any adjustment of the Exercise Price in any case in which the amount by which such Exercise Price would be increased or reduced, in accordance with the foregoing provisions, would be less than $.05, but in such a case, such adjustment shall be carried forward and when such adjustment, together with any and all such other adjustments so carried forward, shall amount to not less than $.10 the Exercise Price shall be adjusted; provided, however, that adjustments of less than $.05 in the Exercise Price shall be required and made in accordance with the provisions of this Section 7.1 (other than this subparagraph) not later than such time as may be required in order to preserve the tax-free nature of any distribution (within the meaning of Section 305 of the United States Internal Revenue Code of 1986, as amended) to the Holder or the holders of Common Stock. In the event of any subdivisions, combination, reclassification or other recapitalization of shares of Common Stock, said amount (as theretofore decreased or increased) shall be proportionately decreased or increased.

               (f) Other Adjustments. The Company, by action of its Board of Directors, shall make such other equitable adjustments to the Exercise Price as may be necessary to protect the Holder against dilution of this Warrant, with or without a request of a Holder,

                                  Exhibit 4.6
where such an adjustment is appropriate in light of the occurrence of an event or the existence of circumstances similar to those otherwise contemplated by this Section 7.1.

               (g) Term "Common Stock." Whenever reference is made in Sections 7.1(a) through (e) above to Common Stock, the term "Common Stock" shall include any stock of any class of the Company, other than preferred stock with a fixed limit on dividends, with no rights of conversion into "Common Stock" and with a fixed amount payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company.

          7.2 Number of Shares Adjusted. After any adjustment of the Exercise Price pursuant to Section 7.1, the number of Shares issuable at the new Exercise Price shall be adjusted to the number obtained by (i) multiplying the number of Shares issuable upon exercise of this Warrant immediately before such adjustment by the Exercise Price in effect immediately before such adjustment and (ii) dividing the product so obtained by the new Exercise Price.

          7.3 Notice of Adjustment. Whenever events occur requiring the Exercise Price to be adjusted, the Company shall promptly file with its Secretary or an Assistant Secretary at its principal office and with its stock transfer agent, if any, a certificate of its chief financial officer showing the adjusted Exercise Price, setting forth in reasonable detail the facts requiring such adjustment, and stating such other facts as shall be necessary to show the manner and figures used to compute such adjustments. Such chief financial officers certificate shall be made available at all reasonable times for inspection by the Holder. Promptly after each such adjustment, the Company shall mail a copy of such certificate by certified mail to the Holder together with information relating to the adjustment under Section 7.2. The Company shall endorse on any Warrant executed and delivered by the Company a description of each adjustment, if any, under this Section as the result of events occurring before the execution and delivery of the Warrant, and the Warrant so issued shall reflect the number of Shares issuable on exercise, as adjusted to reflect such charges.

          If, within forty-five (45) days of the mailing of such certificate, Holders holding in the aggregate not less than 25% of the Warrants notify the Company in writing of their disagreements with the adjusted Exercise Price contained in the Company certificate, then the Company will promptly obtain a certificate of a firm of independent certified public accountants of recognized standing selected by the Company's Board of Directors (who shall not be the regular auditors of the Company) certifying the same items required by the Company certificate or making such adjustments as are appropriate. The Company will promptly mail a copy of the firm of independent public accountants' certificate to the Holder of the this Warrant. Under the circumstances described in this paragraph, the Holders of the Warrants giving notice shall be obligated to reimburse the Company for half of the charges imposed by the independent certified accountants if their certificate confirms the Company's prior calculations.

                                  Exhibit 4.6

                                    SECTION 8
                                    ---------

                                NOTICE TO HOLDER
                                ----------------

          So long as this Warrant is outstanding, whenever the Company shall expect to (i) pay any dividend or distribution upon Common Stock, (ii) offer to the holders of Common Stock any right to subscribe for or to purchase any other securities of the Company, (iii) effect any recapitalization, merger, consolidation, reorganization, transfer, sale, lease or conveyance as referred to in Section 7, or (iv) be involved in any voluntary or involuntary dissolution, liquidation or winding up of the Company, at least twenty-one (21) days before the proposed action or any applicable record date, the Company, by certified mail, shall give the Holder written notice describing the proposed action and stating the date on which (x) a record date is to be fixed for the purposes of such dividend, distribution or rights or (y) such recapitalization, merger, consolidation, reorganization, transfer, sale, lease, conveyance, dissolution, liquidation or winding up is to take place and when, if any date is to be fixed, the record holders of Common Stock shall be entitled to exchange the shares of Common Stock for securities or other property deliverable upon such recapitalization, merger, consolidation, reorganization, transfer, sale, lease, conveyance, dissolution, liquidation or winding up.

                                    SECTION 9
                                    ---------

                           REGISTRATION OF THE SHARES
                           --------------------------

          9.1 Registration Rights.
              --------------------

               (a) Piggy-back Registration. The Company shall advise each Holder of Registrable Securities by written notice at least five days prior to the filing of any Registration Statement pertaining to securities to be offered to the public solely for cash, and will, upon the request of any such Holders, and without any charge to them, include in any such Registration Statement such information as may be required to permit a public offering of their Registrable Securities. If any such Registration Statement or notification is being filed by the Company in connection with an underwritten public offering of securities of the Company, the Company shall have the right to require such Holders (provided that Rule 415 applies to the sale of the Registrable Securities) to postpone the offering of their securities for a period of ninety (90) days following the effective date of such Registration Statement or notification. If any such Registration Statement or notification is being filed by the Company solely for the benefit of selling security holders, the Company will permit such Holders of the Registrable Securities to include for sale with such shareholders in such Registration Statement or notification at least a pro rata portion (based upon the ratio of the number of shares of Common Stock which such selling security holders desire to sell to the number of Registrable Securities which such Holders of the Registrable Securities desire to sell) of the total Registrable Securities being registered, and the offering of the balance of the Registrable Securities owned by holders of the Registrable Securities may then be postponed by the Company for a period of ninety (90) days following effectiveness of the Registration Statement or notification.


                                  Exhibit 4.6

               (b) General Provisions. The following provisions shall also be applicable to any such Registration:

                    (i) The Holders whose Registrable Securities are to be included therein (the "Sellers") shall furnish the Company with such appropriate information (relating to the intentions of such Holders) in connection therewith as the Company shall reasonably request in writing. Following the effective date of such Registration Statement or notification, the Company shall, upon the request of the Seller, forthwith supply such number of Prospectuses or offering circulars meeting the requirements of the Securities Act as shall be reasonably requested by such Seller to permit such Seller to make a public offering of all such securities of such Seller included therein. The Company shall file such Blue Sky Applications and use its best efforts to qualify such securities included therein for sale in such states as the Sellers shall reasonably designate.

                    (ii) The Company shall bear the cost and expense directly relating to any registration securities pursuant to this Section 9.1. The Company shall not be required to pay any selling commissions, but shall pay all applicable listing fees.

                    (iii) The Company shall indemnify and hold harmless each Seller who may purchase from or sell for any Seller any Registrable Securities from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any Prospectus included therein, required to be filed or furnished by reason of this Section 9.1, or caused by any omission or alleged omissions to state therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or alleged untrue statement or omission or alleged omission which was based upon information furnished or required to be furnished in writing to the Company by and about such Seller expressly for use therein, which indemnification shall include each person, if any, who controls any such Seller within the meaning of the Securities Act; provided, however, that the Company shall not be obliged so to indemnify any such Seller or controlling persons unless such Seller shall at the same time indemnify the Company, its directors, each officer signing a Registration Statement or notification and each person, if any who controls the Company within the meaning of the Securities Act from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or notification or any Prospectus or offering circular required to be filed or furnished by reason of this Section 9.1, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances under which they were made, not misleading, insofar as such losses, claims, damages or liabilities are caused by any untrue statement or alleged untrue statement or omission or alleged omission which was based upon information furnished in writing to the Company by and about such Seller expressly for use therein.

                    (iv) Notwithstanding anything herein, the Company shall not be required to keep the Registration Statement or notification effective, or to prepare and file



                                  Exhibit 4.6
amendments or supplements, later than nine months after the date on which the Registration Statement or notification becomes effective under the Securities Act.

                    (v) The Company shall, in case of a registration or notification, furnish to the Holders of the Registrable Securities for whom such Registrable Securities are registered or are to be registered or are filed for notification, at the time such Registration Statement becomes effective, an opinion of counsel, dated such date, for the Company reasonably acceptable to the Holders to the effect that a Registration Statement or notification covering the Registrable Securities has been filed with the commission under the Securities Act and has become effective, that a prospectus or offering circular complying in form with the requirements of the Securities Act is available for delivery, that to the best of such counsel's knowledge, no stop order has been issued by the Commission suspending the effectiveness of the Registration Statement or suspending the availability of the offering exemption and that, to the best of the counsel's knowledge, no proceedings for the issuance of a stop order are threatened or contemplated, and that the Registrable Securities have been registered or qualified under the securities or Blue Sky Laws of each state in which the Company is required, pursuant to subsection (b)(i) of this Section
9.1 to register or qualify the Registrable Securities.

                    (vi) It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 9.1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the Registration of such Holder's Registrable Securities.

          9.2 Exchange Listing. In connection with the issuance of any Shares upon the exercise of this Warrant, the Company shall secure the listing of the underlying shares of Common Stock upon any securities exchange upon which shares of the Company's Common Stock are listed.

          9.3 No Obligations to Sell. Neither the giving of any notice nor the making of any request hereunder shall impose any obligation on the selling Holder to sell any Registrable Securities.

          9.4 Registration Rights Survive Exercise. The Company's obligations under this Section 9 shall continue in effect, regardless of the exercise or surrender of this Warrant. The Company's obligations under this Section 9 shall expire, however, with respect to a Warrant or Shares which have been sold by a broker or dealer or in a public offering registered under the Securities Act or a public offering exempt from such registration.


                                  Exhibit 4.6

                                   SECTION 10
                                   ----------

                            SECURITIES LAW COMPLIANCE
                            -------------------------

          Except pursuant to the requirements of Rule 144 of the Securities Act, this Warrant and the Shares may not be sold, transferred, assigned or otherwise disposed of except as follows:

               (a) to a person who, in the opinion of counsel reasonably satisfactory to the Company, is a person to whom this Warrants or the Shares may legally be transferred without registration and without the delivery of a current prospectus or offering circular with respect thereto; or

               (b) to any person upon delivery of a prospectus or offering circular then meeting the requirements of the Securities Act relating to such securities (as to which a Registration Statement or notification under the Securities Act shall then be in effect) and the offering thereof for such sale or disposition.

                                   SECTION 11
                                   ----------

                                  MISCELLANEOUS
                                  -------------

               11.1 Successors and Assigns. All the covenants and provisions of this Warrant which are by or for the benefit of the Company or the Holder shall bind and inure to the benefit of their respective successors and assigns hereunder.

               11.2 Notice. Notice or demand pursuant to this Warrant to be given or made by the Holder to or on the Company shall be sufficiently given or made if sent by registered mail, postage prepaid, receipt requested, addressed, until another address is designated in writing by the Company, as follows:

                       Alpha Microsystems
                       2722 South Fairview Street
                       Santa Ana, California 92704

Any notice or demand authorized by this Warrant to be given or made by the Company to or on the Holder shall be given to the Holder by registered mail, postage prepaid, receipt requested, addressed at his last known address as it shall appear on the books of the Company, until another address is designated in writing by like mail.

          11.3 Applicable Law. The validity, interpretation and performance of this Warrant shall be governed by the laws of the State of California.



                                  Exhibit 4.6

          11.4 Headings. The Article headings herein are for convenience only and are not part of this Warrant and shall not affect the interpretation thereof.

Dated as of October 15, 1996                 ALPHA MICROSYSTEMS


                                             By: /s/ Douglas J. Tullio
                                                 ----------------------------
                                                 Douglas J. Tullio, President


Attest:  /s/ John Glade
         --------------
         Secretary


                                  Exhibit 4.6

                                  EXERCISE FORM
                                  -------------

               (To be Executed by the Warrant Holder if He, or She
              Desires to Exercise the Warrant in Whole or in Part)

To:      Alpha Microsystems

The undersigned (                                                      )
                 ------------------------------------------------------
                 Please insert name and Social Security or number
                 E.I.N. of Holder

hereby irrevocably elects to exercise the rights of purchase represented by the within Warrant for, and to purchase thereunder, ___________ Shares provided for therein and tenders payment herewith to the order of Alpha Microsystems in the amount of $________.

The undersigned requests that certificates for such Shares be issued as follows:

Name:
     ---------------------------------------------------------------------------

Address:
        ------------------------------------------------------------------------

Deliver to:
           ---------------------------------------------------------------------

Address:
        ------------------------------------------------------------------------

and, if said number of Shares shall not be all the Shares purchasable hereunder, that a new Warrant for the balance remaining of the Shares purchasable under the within Warrant be registered in the name of, and delivered to, the undersigned at the address stated below.

Address:
        ------------------------------------------------------------------------

Dated:________________,19_____

                                   Signature:
                                             -----------------------------------

                                   Note: Signature must
                                   correspond with the name as
                                   written upon the face of
                                   this Warrant in every
                                   particular, without
                                   alteration or enlargement
                                   or any change whatsoever.



                                  Exhibit 4.6

                               FORM OF ASSIGNMENT
                               ------------------

                       (To be Signed Only Upon Assignment)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________ the right to purchase _______ Shares evidenced by the within Warrant, and appoints ____________________ to transfer the same on the books of Alpha Microsystems with the full power of substitution in the premises.

Dated:________________,19_____

                                   Signature:
                                             -----------------------------------

                                   Note: Signature must
                                   correspond with the name as
                                   written upon the face of
                                   this Warrant in every
                                   particular, without
                                   alteration or enlargement
                                   or any change whatsoever,
                                   and the signature must be
                                   guaranteed in the usual
                                   manner.

Signature Guaranteed:


-------------------------------


                                  Exhibit 4.6